     As filed with the Securities and Exchange Commission on August 11, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

            ---------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VENUS EXPLORATION, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                               13-3299127
         (State of other jurisdiction of                (I.R.S. Employer
          incorporation or organization)              Identification No.)

         1250 N.E. LOOP 410, SUITE 1000                      78209
               SAN ANTONIO, TEXAS                          (Zip Code)
                 (210) 930-4900
    (Address of Principal Executive Offices)

            ---------------------------------------------------------

                             1997 INCENTIVE PLAN OF
                             VENUS EXPLORATION, INC.
                            (Full title of the plan)

            ---------------------------------------------------------

                                 E.L. AMES, JR.
                      Chairman and Chief Executive Officer
                             Venus Exploration, Inc.
                         1250 N.E. Loop 410, Suite 1000
                            San Antonio, Texas 78209
                                 (210) 930-4900
                    (Name and address of agent for service)

                                    Copy to:
                                Will C. Jones, IV
                              Haynes and Boone, LLP
                        112 East Pecan Street, Suite 1600
                            San Antonio, Texas 78205
                                 (210) 978-7427

            ---------------------------------------------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                        Proposed              Proposed
                                                                        maximum               maximum
                                                  Amount to be       offering price          aggregate            Amount of
Title of securities to be registered             registered(1)        per share(2)       offering price(2)   registration fee(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value..............        1,500,000             $3.125              $4,687,500            $1,383
================================================================================================================================

(1) Of the 1,500,000 shares to be registered hereunder, 69,683 shares are shares which may be issued upon exercise of options granted under a prior plan and assumed under the 1997 Incentive Plan of Venus Exploration, Inc. The amount to be registered also includes such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 promulgated under the Securities Act of 1933.
(2) The offering price per share, the aggregate offering price and the registration fee have each been calculated in accordance with paragraphs
      (c) and (h)(1) of Rule 457 under the Securities Act of 1933 based on the average high and low sales prices of the Common Stock as reported on the Nasdaq SmallCap Market on August 3, 1998 ($3.125 per share).

================================================================================

                             VENUS EXPLORATION, INC.

                        1,500,000 SHARES OF COMMON STOCK


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         Venus Exploration, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997;

         (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1998;

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated March 12, 1986; and

         (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5:  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Will C. Jones, IV, Of Counsel to Haynes and Boone, LLP, is married to Elizabeth Ames Jones ("Mrs. Jones"). Mrs. Jones is the daughter of Eugene L. Ames, Jr., Chairman of the Board, Chief Executive Officer and a significant stockholder of the Company, and the sister to John Y. Ames, President and a director of the Company, and Eugene L. Ames, III, a Vice President of the Company. Mrs. Jones also owns 262,373 shares of the Company's Common Stock, all of which are subject to a Voting Trust Agreement under which E.L. Ames, Jr., has sole voting power.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         In accordance with Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), Article Eleven of the Company's Certificate of Incorporation (the "Certificate") and Section 6.5 of the Company's Bylaws (the "Bylaws") provides that the Company shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation, in any capacity, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section 145, the Certificate and the Bylaws further provide that indemnification provided for thereby shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 145, the Certificate and the Bylaws also allow for the indemnification provisions to continue as to a person who has ceased to be a director, officer, employee or agent of the Company and to inure to the benefit of the heirs, executors and administrators of such a person.

         The Company also maintains insurance policies insuring its directors and officers against certain liabilities arising under the securities laws.

         For the undertaking with respect to indemnification, see Item 9 herein.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8:  EXHIBITS

       Exhibit No.    Exhibit
       -----------    -------

           4.1 Certificate of Incorporation of Venus Exploration, Inc. as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated by reference herein).

           4.2        Bylaws of Venus Exploration, Inc. as amended (filed as
                      Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated by reference herein).

           4.3*       Specimen Common Stock Certificate.

           5.1* Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

           23.1*      Consent of KPMG Peat Marwick LLP.

           23.2*      Consent of Williamson Petroleum Consultants, Inc.

           23.3*      Consent of Haynes and Boone, LLP (included in Exhibit
                      5.1).

           24.1 Power of Attorney of the directors (included on the signature page of the Registration Statement)


         *    Filed herewith.


ITEM 9:  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 11th day of August, 1998.

                                 VENUS EXPLORATION, INC.


                                 By: /s/ E.L. AMES, JR.
                                     -------------------------------------------
                                                    E.L. Ames, Jr.
                                         Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of E.L. Ames, Jr., and John Y. Ames, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Signature                                              Title                                   Date
---------                                              -----                                   ----

/s/ E.L. AMES, JR.                                     Chairman, Chief Executive               August 11, 1998
-----------------------------------                     Officer and Director
E.L. Ames, Jr.

/s/ JOHN Y. AMES                                       President, Chief Operating              August 11, 1998
-----------------------------------                     Officer and Director
John Y. Ames


/s/ J.C. ANDERSON                                      Director                                August 11, 1998
-----------------------------------
J.C. Anderson


/s/ MARTIN A. BELL                                     Director                                August 11, 1998
-----------------------------------
Martin A. Bell


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
Signature                                              Title                            Date
---------                                              -----                            ----

/s/JAMES W. GORMAN
--------------------                                   Director                         August 11, 1998
James W. Gorman


/s/JERE W. MCKENNY
--------------------                                   Director                         August 11, 1998
Jere W. McKenny


/s/JOHN H. PINKERTON
--------------------                                   Director                         August 11, 1998
John H. Pinkerton


/s/PATRICK A. GARCIA
--------------------                                   Treasurer and Chief              August 11, 1998
Patrick A. Garcia                                       Financial Officer
                                                        (Principal Financial and
                                                        Accounting Officer)

                                  EXHIBIT INDEX


    Exhibit No.            Exhibit
    -----------            -------
         4.1               Certificate of Incorporation of Venus Exploration, Inc. as amended (filed as
                           Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated by reference herein).

         4.2               Bylaws of Venus Exploration, Inc. as amended (filed as Exhibit 3.2 to the
                           Company's Annual Report on Form 10-K for the fiscal year ended December 31,
                           1997, and incorporated by reference herein).

         4.3*              Specimen Common Stock Certificate.

         5.1*              Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

         23.1*             Consent of KPMG Peat Marwick LLP.

         23.2*             Consent of Williamson Petroleum Consultants.

         23.3*             Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

         24.1              Power of Attorney of the directors (included on the signature page of the
                           Registration Statement)


         *    Filed herewith.